Exhibit 23.4

Consent of Ernst & Young LLP

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement Form S-8 pertaining to the AGL Resources Inc. Amended and Restated Long-Term Incentive Plan (1999) of our report dated January 21, 2004, with respect to the financial statements of SouthStar Energy Services LLC (included separately therein) in the Annual Report (Form 10-K) of AGL Resources Inc. for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Atlanta, Georgia

April 27, 2004